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Exhibit 21.1

Subsidiaries of Frontline Communications Corporation
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                      Name                                       Jurisdiction
                      ----                                       ------------


WOW Factor, Inc.                                                  New Jersey

CLEC Communications Corporation.                                  Delaware

FNT Communications Corporation                                    New York


Proyecciones y Ventas Organizadas S.A. de C.V                     Mexico